Exhibit 5.1

May 1, 2026

FibroBiologics, Inc.

9350 Kirby Drive, Suite 300

Houston, Texas 77054

Ladies and Gentlemen:

We have acted as counsel to FibroBiologics, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the Company, from time to time pursuant to Rule 415 under the Securities Act, of: (i) common stock, par value $0.00001 per share, of the Company (the “Common Stock”); (ii) preferred stock, par value $0.00001 per share (the “Preferred Stock”); (iii) depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”); (iv) warrants to purchase Common Stock (the “Warrants”); (v) subscription rights to purchase Common Stock, Preferred Stock, Depositary Shares, Contingent Value Rights (as defined below) or Debt Securities (as defined below) (the “Subscription Rights”); (vi) contingent value rights (the “Contingent Value Rights”); (vii) debt securities (the “Debt Securities”); and (viii) purchase contracts for a specified number of shares of Common Stock or other Securities (as defined below) (the “Purchase Contracts”); as well as units that include any of these Securities (the “Units”), having an aggregate initial public offering price not to exceed $50,000,000, in each case on terms to be determined at the time of offering by the Company. The Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights, Contingent Value Rights, Debt Securities, Purchase Contracts and Units are collectively referred to herein as the “Securities.” The Securities will be offered in amounts, at prices and on terms to be set forth in supplements (each, a “Prospectus Supplement”) to the prospectus (the “Prospectus”) contained in the Registration Statement.

A separate opinion has been rendered in connection with certain matters relating to the Registration Statement, which was filed as Exhibit 5.1 thereto.

With respect to certain matters in connection with the proposed offer and sale by the Company of an aggregate of up to $6,150,000 of shares (the “Shares”) of the Common Stock, pursuant to the Registration Statement, the Prospectus and a Prospectus Supplement relating to the offer and sale of the Shares (the Prospectus and the Prospectus Supplement shall collectively be referred to as the “Sales Prospectus”). We understand that the Shares are proposed to be offered and sold by the Company through H.C. Wainwright & Co., as sales agent and/or principal (the “Sales Agent”), pursuant to that certain At the Market Offering Agreement, dated as of May 1, 2026, by and between the Company and the Sales Agent (the “Sales Agreement”).

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the preparation and filing of the Registration Statement, the preparation and filing of the Sales Prospectus, the negotiation and execution of the Sales Agreement, and the authorization, issuance and sale of the Shares.

In connection with the preparation of this supplemental opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and when delivered and paid for in accordance with the terms of the Registration Statement, the Sales Prospectus and the Sales Agreement, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Delaware General Corporation Law and the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

This opinion is furnished in connection with the offer and sale of the Shares pursuant to the Sales Agreement and may not be relied upon for any other purpose without our prior written consent in each instance.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur. We hereby consent to the filing of this letter as Exhibit 5.1 to the Company's Current Report on Form 8-K filed with the SEC on the date hereof, which is incorporated by reference into the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Sales Prospectus which is a part of the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP

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